Exhibit 99.1

395 de Maisonneuve Blvd. West Montreal, QC H3A 1L6

TICKER SYMBOL	MEDIA AND INVESTOR RELATIONS
(NYSE: UFS) (TSX: UFS)	Pascal Bossé Vice-President Corporate Communications and Investor Relations Tel.: 514-848-5938

DOMTAR CORPORATION REPORTS PRELIMINARY FOURTH QUARTER AND FISCAL YEAR 2012 FINANCIAL RESULTS

The conversion to specialty and packaging paper at the Marlboro mill nearing completion

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted.)

•	Fourth quarter 2012 net earnings of $0.54 per share, earnings before items[1] of $1.31 per share

•	Closed the sale of the Ottawa/Gatineau hydro assets for CDN$46 million

•	Free cash flow[1] payout of 68% in 2012 through regular dividends and share buybacks

Montreal, February 1, 2013 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $19 million ($0.54 per share) for the fourth quarter of 2012 compared to net earnings of $66 million ($1.84 per share) for the third quarter of 2012 and net earnings of $61 million ($1.63 per share) for the fourth quarter of 2011. Sales for the fourth quarter of 2012 amounted to $1.3 billion.

Excluding items listed below, the Company had earnings before items1 of $46 million ($1.31 per share) for the fourth quarter of 2012 compared to earnings before items1 of $67 million ($1.87 per share) for the third quarter of 2012 and earnings before items1 of $93 million ($2.49 per share) for the fourth quarter of 2011.

Fourth quarter 2012 items:

•	Closure and restructuring costs of $27 million ($18 million after tax);

•	Charge of $12 million ($8 million after tax) related to the impairment and write-down of property, plant and equipment and intangible assets; and

•	Net losses on the sale of property, plant and equipment of $2 million ($1 million after tax).

Third quarter 2012 items:

•	Closure and restructuring costs of $2 million ($1 million after tax).

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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Fourth quarter 2011 items:

•	Closure and restructuring costs of $38 million ($23 million after tax); and

•	Charge of $12 million ($9 million after tax) related to the impairment and write-down of property, plant and equipment.

“Our paper and pulp businesses performed largely in-line with expectations from a sales standpoint in the fourth quarter,” said John D. Williams, President and Chief Executive Officer. “Higher costs for fiber and energy and unexpected costs incurred at a pulp mill following a planned maintenance outage affected results.”

FISCAL YEAR 2012 HIGHLIGHTS

For fiscal year 2012, net earnings amounted to $172 million ($4.76 per share) compared to net earnings of $365 million ($9.08 per share) for fiscal year 2011. The Company had earnings before items1 of $233 million ($6.45 per share) for fiscal 2012 compared to earnings before items1 of $452 million ($11.24 per share) for fiscal 2011. Sales amounted to $5.5 billion for fiscal year 2012.

Commenting on the year, Mr. Williams said, “The down cycle in pulp prices contributed to the majority of the decline in Domtar’s earnings. We accomplished a great deal again in 2012 nevertheless. We completed two acquisitions in our Personal Care business, we announced the conversion of a world-class commodity paper mill to manufacture specialty papers and launched several innovative projects that provide alternative uses for our wood fiber and the by-products of our manufacturing process. Our journey to build a growing fiber-based business is well underway,” added Mr. Williams.

QUARTERLY REVIEW

Operating income before items1 was $84 million in the fourth quarter of 2012 compared to an operating income before items1 of $111 million in the third quarter of 2012. Depreciation and amortization totaled $96 million in the fourth quarter of 2012.

(In millions of dollars)	4Q 2012	3Q 2012

Sales	$1,327	$1,389

Operating income (loss)

Pulp and Paper segment	40	103

Distribution segment	(8)	(5)

Personal Care segment	13	12

Corporate	(2)	(1)

Total	43	109

Operating income before items[1]	84	111

Depreciation and amortization	96	96

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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The decrease in operating income before items1 in the fourth quarter of 2012 was the result of lower average selling prices for pulp and paper, higher unit costs for fiber and energy, higher SG&A, freight, and maintenance costs and lower volumes for pulp and paper. These factors were partially offset by high productivity and lower costs for lack-of-order downtime in paper.

When compared to the third quarter of 2012, paper shipments decreased 2.5% and pulp shipments decreased 7.2%. Paper deliveries of Ariva® decreased 10.4% when compared to the third quarter of 2012. The shipments-to-production ratio for paper was 97% in the fourth quarter of 2012, compared to 105% in the third quarter of 2012. Lack-of-order downtime and machine slowdowns in papers totaled 23,000 short tons in the fourth quarter of 2012. Paper inventories increased by 27,000 tons while pulp inventories increased by 3,000 metric tons as at the end of December, compared to September levels.

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $551 million and capital expenditures amounted to $236 million, resulting in free cash flow1 of $315 million for fiscal year 2012. Domtar’s net debt-to-total capitalization ratio1 stood at 16% at December 31, 2012 compared to 12% at December 31, 2011.

Domtar returned a total of $215 million to its shareholders through a combination of dividends and share buybacks in 2012. Under its stock repurchase program, Domtar repurchased 2,000,925 shares of common stock throughout 2012 and a total of 8,660,703 shares of common stock at an average price of $80.04 since the implementation of the program in May 2010. At the end of the year, Domtar had $304 million remaining under this program.

OUTLOOK

In 2013, we expect market demand for uncoated freesheet paper to decline at a 3 to 4% rate in North America, but our shipments are expected to trend slightly better than market due to an exposure to stable specialty and packaging papers and the incremental volume from the supply agreement signed with Appleton. Paper prices are expected to trend at levels similar to year-end while we expect a slow and steady recovery in pulp prices. The implementation of our growth plans in the Personal Care segment are expected to yield incremental earnings beginning in the fourth quarter of 2013.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 11:00 a.m. (ET) to discuss its fourth quarter 2012 financial results. Financial analysts are invited to participate in the call by dialing at least 10 minutes before start time 1 (866) 321-8231 (toll free - North America) or 1 (416) 642-5213 (International), while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its first quarter 2013 earnings on April 25, 2013 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

About Domtar

Domtar Corporation (NYSE: UFS) (TSX: UFS) designs, manufactures, markets and distributes a wide variety of fiber-based products including communication papers, specialty and packaging papers and adult incontinence products. The foundation of its business is a network of world class wood fiber converting assets that produce papergrade, fluff and specialty pulps. The majority of its pulp production is consumed internally to manufacture paper and consumer products. Domtar is the largest integrated marketer of uncoated freesheet paper in North America with recognized brands such as Cougar®, Lynx® Opaque Ultra, Husky® Opaque Offset, First Choice® and Domtar EarthChoice®. Domtar is also a leading marketer and producer of a complete line of incontinence care products marketed primarily under the Attends® brand name. Domtar owns and operates Ariva®, an extensive network of strategically located paper and printing supplies distribution facilities. In 2012, Domtar had sales of US$5.5 billion from nearly 50 countries. The Company employs approximately 9,300 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Q’s. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

- (30) -

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Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

	Three months ended December 31	Three months ended December 31	Twelve months ended December 31	Twelve months ended December 31
	2012	2011	2012	2011
	(Unaudited)

	$	$	$	$

Selected Segment Information

Sales
Pulp and Paper	1,099	1,177	4,575	4,953
Distribution	157	177	685	781
Personal Care	111	54	399	71

Total for reportable segments	1,367	1,408	5,659	5,805
Intersegment sales - Pulp and Paper	(40)	(39)	(177)	(193)

Consolidated sales	1,327	1,369	5,482	5,612

Depreciation and amortization and impairment and write-down of property, plant and equipment and intangible assets
Pulp and Paper	90	91	361	368
Distribution	1	1	4	4
Personal Care	5	3	20	4

Total for reportable segments	96	95	385	376
Impairment and write-down of property, plant and equipment - Pulp and Paper	7	12	9	85

Impairment and write-down of intangible assets - Distribution	5	—	5	—

Consolidated depreciation and amortization and impairment and write-down of property, plant and equipment and intangible assets	108	107	399	461

Operating income (loss)
Pulp and Paper	40	92	346	581
Distribution	(8)	—	(16)	—
Personal Care	13	7	45	7
Corporate	(2)	—	(8)	4

Consolidated operating income	43	99	367	592
Interest expense, net	22	20	131	87

Earnings before income taxes and equity earnings	21	79	236	505
Income tax expense	1	11	58	133
Equity loss, net of taxes	1	7	6	7

Net earnings	19	61	172	365

Per common share (in dollars)
Net earnings
Basic	0.54	1.64	4.78	9.15
Diluted	0.54	1.63	4.76	9.08
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	35.1	37.1	36.0	39.9
Diluted	35.2	37.4	36.1	40.2

Cash flows provided from operating activities	140	172	551	883
Additions to property, plant and equipment	65	80	236	144

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Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended December 31	Three months ended December 31	Twelve months ended December 31	Twelve months ended December 31
	2012	2011	2012	2011
	(Unaudited)

	$	$	$	$

Sales	1,327	1,369	5,482	5,612
Operating expenses
Cost of sales, excluding depreciation and amortization	1,058	1,039	4,321	4,171
Depreciation and amortization	96	95	385	376
Selling, general and administrative	90	87	358	340
Impairment and write-down of property, plant and equipment and intangible assets	12	12	14	85
Closure and restructuring costs	27	38	30	52
Other operating loss (income), net	1	(1)	7	(4)

	1,284	1,270	5,115	5,020

Operating income	43	99	367	592

Interest expense, net	22	20	131	87

Earnings before income taxes and equity earnings	21	79	236	505

Income tax expense	1	11	58	133

Equity loss, net of taxes	1	7	6	7

Net earnings	19	61	172	365

Per common share (in dollars)

Net earnings
Basic	0.54	1.64	4.78	9.15
Diluted	0.54	1.63	4.76	9.08
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	35.1	37.1	36.0	39.9
Diluted	35.2	37.4	36.1	40.2

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Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	December 31	December 31
	2012	2011
	(Unaudited)

	$	$

Assets
Current assets
Cash and cash equivalents	661	444
Receivables, less allowances of $4 and $5	562	644
Inventories	675	652
Prepaid expenses	24	22
Income and other taxes receivable	48	47
Deferred income taxes	45	125

Total current assets	2,015	1,934

Property, plant and equipment, at cost	8,793	8,448
Accumulated depreciation	(5,392)	(4,989)

Net property, plant and equipment	3,401	3,459
Goodwill	263	163
Intangible assets, net of amortization	309	204
Other assets	135	109

Total assets	6,123	5,869

Liabilities and shareholders’ equity
Current liabilities
Bank indebtedness	18	7
Trade and other payables	646	688
Income and other taxes payable	15	17
Long-term debt due within one year	79	4

Total current liabilities	758	716

Long-term debt	1,128	837
Deferred income taxes and other	903	927
Other liabilities and deferred credits	457	417

Shareholders’ equity
Exchangeable shares	48	49
Additional paid-in capital	2,175	2,326
Retained earnings	782	671
Accumulated other comprehensive loss	(128)	(74)

Total shareholders’ equity	2,877	2,972

Total liabilities and shareholders’ equity	6,123	5,869

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Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	Twelve months ended December 31	Twelve months ended December 31
	2012	2011
	(Unaudited)

	$	$

Operating activities
Net earnings	172	365
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	385	376
Deferred income taxes and tax uncertainties	(1)	40
Impairment and write-down of property, plant and equipment and intangible assets	14	85
Loss on repurchase of long-term debt	—	4
Net losses (gains) on disposals of property, plant and equipment and sale of business	2	(6)
Stock-based compensation expense	5	3
Equity loss, net	6	7
Other	(13)	—
Changes in assets and liabilities, excluding the effects of acquisition and sale of businesses
Receivables	99	(12)
Inventories	5	2
Prepaid expenses	(3)	2
Trade and other payables	(118)	(27)
Income and other taxes	(4)	33
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	(13)	(18)
Other assets and other liabilities	15	29

Cash flows provided from operating activities	551	883

Investing activities
Additions to property, plant and equipment	(236)	(144)
Proceeds from disposals of property, plant and equipment	49	34
Proceeds from sale of business	—	10
Acquisition of businesses, net of cash acquired	(293)	(288)
Investment in joint venture	(6)	(7)

Cash flows used for investing activities	(486)	(395)

Financing activities
Dividend payments	(58)	(49)
Net change in bank indebtedness	11	(16)
Issuance of long-term debt	548	—
Repayment of long-term debt	(192)	(18)
Debt issue and tender offer costs	—	(7)
Stock repurchase	(157)	(494)
Other	—	10

Cash flows provided from (used for) financing activities	152	(574)

Net increase (decrease) in cash and cash equivalents	217	(86)
Cash and cash equivalents at beginning of year	444	530

Cash and cash equivalents at end of year	661	444

Supplemental cash flow information
Net cash payments for:
Interest (including $47 million of tender offer premiums in 2012)	116	74
Income taxes paid	76	60

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Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and our overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of items considered by management as not reflecting our current operations. Management uses these measures, as well as EBITDA and Free cash flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings provides for a more complete analysis of the results of operations. Net earnings and Cash flow provided from operating activities are the most directly comparable GAAP measures.

			2012					2011
			Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Reconciliation of “Earnings before items” to Net earnings
	Net earnings	($)	28	59	66	19	172	133	54	117	61	365
(+)	Impairment and write-down of property, plant and equipment and intangible assets	($)	1	—	—	8	9	2	38	4	9	53
(+)	Closure and restructuring costs	($)	1	—	1	18	20	8	1	1	23	33
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of business	($)	—	—	—	1	1	(5)	5	(3)	—	(3)
(+)	Impact of purchase accounting	($)	1	—	—	—	1	—	—	1	—	1
(+)	Loss on repurchase of long-term debt	($)	30	—	—	—	30	—	—	3	—	3
(=)	Earnings before items	($)	61	59	67	46	233	138	98	123	93	452
(/)	Weighted avg. number of common and exchangeable shares outstanding (diluted)	(millions)	37.0	36.6	35.8	35.2	36.1	42.4	41.4	39.7	37.4	40.2
(=)	Earnings before items per diluted share	($)	1.65	1.61	1.87	1.31	6.45	3.25	2.37	3.10	2.49	11.24

Reconciliation of “EBITDA” and “EBITDA before items” to Net earnings
	Net earnings	($)	28	59	66	19	172	133	54	117	61	365
(+)	Equity loss, net of taxes	($)	2	2	1	1	6	—	—	—	7	7
(+)	Income tax expense	($)	8	27	22	1	58	57	20	45	11	133
(+)	Interest expense, net	($)	71	18	20	22	131	21	21	25	20	87
(=)	Operating income	($)	109	106	109	43	367	211	95	187	99	592
(+)	Depreciation and amortization	($)	97	96	96	96	385	93	95	93	95	376
(+)	Impairment and write-down of property, plant and equipment and intangible assets	($)	2	—	—	12	14	3	62	8	12	85
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of business	($)	—	—	—	2	2	(7)	6	(4)	(1)	(6)
(=)	EBITDA	($)	208	202	205	153	768	300	258	284	205	1,047
(/)	Sales	($)	1,398	1,368	1,389	1,327	5,482	1,423	1,403	1,417	1,369	5,612
(=)	EBITDA margin	(%)	15%	15%	15%	12%	14%	21%	18%	20%	15%	19%
	EBITDA	($)	208	202	205	153	768	300	258	284	205	1,047
(+)	Closure and restructuring costs	($)	1	—	2	27	30	11	2	1	38	52
(+)	Impact of purchase accounting	($)	1	—	—	—	1	—	—	1	—	1
(=)	EBITDA before items	($)	210	202	207	180	799	311	260	286	243	1,100
(/)	Sales	($)	1,398	1,368	1,389	1,327	5,482	1,423	1,403	1,417	1,369	5,612
(=)	EBITDA margin before items	(%)	15%	15%	15%	14%	15%	22%	19%	20%	18%	20%

Reconciliation of “Free cash flow” to Cash flow provided from operating activities
	Cash flow provided from operating activities	($)	30	175	206	140	551	148	306	257	172	883
(-)	Additions to property, plant and equipment	($)	(29)	(76)	(66)	(65)	(236)	(13)	(20)	(31)	(80)	(144)
(=)	Free cash flow	($)	1	99	140	75	315	135	286	226	92	739

“Net debt-to-total capitalization” computation
	Bank indebtedness	($)	13	22	15	18		25	25	17	7
(+)	Long-term debt due within one year	($)	6	6	7	79		2	2	5	4
(+)	Long-term debt	($)	952	950	1,196	1,128		825	824	837	837
(=)	Debt	($)	971	978	1,218	1,225		852	851	859	848
(-)	Cash and cash equivalents	($)	(315)	(276)	(593)	(661)		(604)	(742)	(461)	(444)
(=)	Net debt	($)	656	702	625	564		248	109	398	404
(+)	Shareholders’ equity	($)	3,009	2,948	3,004	2,877		3,288	3,194	2,999	2,972
(=)	Total capitalization	($)	3,665	3,650	3,629	3,441		3,536	3,303	3,397	3,376
	Net debt	($)	656	702	625	564		248	109	398	404
(/)	Total capitalization	($)	3,665	3,650	3,629	3,441		3,536	3,303	3,397	3,376
(=)	Net debt-to-total capitalization	(%)	18%	19%	17%	16%		7%	3%	12%	12%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

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Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2012

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Distribution					Personal Care (1)					Corporate					Total
			Q1 ’12	Q2 ’12	Q3 ’12	Q4 ’12	YTD	Q1 ’12	Q2 ’12	Q3 ’12	Q4 ’12	YTD	Q1 ’12	Q2 ’12	Q3 ’12	Q4 ’12	YTD	Q1 ’12	Q2 ’12	Q3 ’12	Q4 ’12	YTD	Q1 ’12	Q2 ’12	Q3 ’12	Q4 ’12	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	107	96	103	40	346	(1)	(2)	(5)	(8)	(16)	8	12	12	13	45	(5)	—	(1)	(2)	(8)	109	106	109	43	367
(+)	Impairment and write-down of property, plant and equipment and intangible assets	($)	2	—	—	7	9	—	—	—	5	5	—	—	—	—	—	—	—	—	—	—	2	—	—	12	14
(+)	Closure and restructuring costs	($)	1	—	—	26	27	—	—	1	1	2	—	—	1	—	1	—	—	—	—	—	1	—	2	27	30
(-)	Net losses on disposals of property, plant and equipment	($)	—	—	—	2	2	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	2	2
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	—	—	—	1	—	—	—	1	—	—	—	—	—	1	—	—	—	1

(=)	Operating income (loss) before items	($)	110	96	103	75	384	(1)	(2)	(4)	(2)	(9)	9	12	13	13	47	(5)	—	(1)	(2)	(8)	113	106	111	84	414

Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	110	96	103	75	384	(1)	(2)	(4)	(2)	(9)	9	12	13	13	47	(5)	—	(1)	(2)	(8)	113	106	111	84	414
(+)	Depreciation and amortization	($)	93	88	90	90	361	1	2	—	1	4	3	6	6	5	20	—	—	—	—	—	97	96	96	96	385

(=)	EBITDA before items	($)	203	184	193	165	745	—	—	(4)	(1)	(5)	12	18	19	18	67	(5)	—	(1)	(2)	(8)	210	202	207	180	799
(/)	Sales	($)	1,191	1,132	1,153	1,099	4,575	189	172	167	157	685	70	107	111	111	399	—	—	—	—	—	1,450	1,411	1,431	1,367	5,659
(=)	EBITDA margin before items	(%)	17%	16%	17%	15%	16%	—	—	—	—	—	17%	17%	17%	16%	17%	—	—	—	—	—	14%	14%	14%	13%	14%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	On March 1, 2012, the Company acquired 100% of the shares of Attends Healthcare Limited.
On May 1, 2012, the Company acquired 100% of the shares of EAM Corporation.

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Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2011

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Distribution					Personal Care (1)					Corporate					Total
			Q1 ’11	Q2 ’11	Q3 ’11	Q4 ’11	YTD	Q1 ’11	Q2 ’11	Q3 ’11	Q4 ’11	YTD	Q1 ’11	Q2 ’11	Q3 ’11	Q4 ’11	YTD	Q1 ’11	Q2 ’11	Q3 ’11	Q4 ’11	YTD	Q1 ’11	Q2 ’11	Q3 ’11	Q4 ’11	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	209	91	189	92	581	3	(2)	(1)	—	—	—	—	—	7	7	(1)	6	(1)	—	4	211	95	187	99	592
(+)	Impairment and write-down of property, plant and equipment	($)	3	62	8	12	85	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	3	62	8	12	85
(+)	Closure and restructuring costs	($)	11	2	1	37	51	—	—	—	1	1	—	—	—	—	—	—	—	—	—	—	11	2	1	38	52
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of business	($)	(4)	12	(4)	(1)	3	(3)	—	—	—	(3)	—	—	—	—	—	—	(6)	—	—	(6)	(7)	6	(4)	(1)	(6)
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	—	—	—	—	—	1	—	1	—	—	—	—	—	—	—	1	—	1

(=)	Operating income (loss) before items	($)	219	167	194	140	720	—	(2)	(1)	1	(2)	—	—	1	7	8	(1)	—	(1)	—	(2)	218	165	193	148	724

Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	219	167	194	140	720	—	(2)	(1)	1	(2)	—	—	1	7	8	(1)	—	(1)	—	(2)	218	165	193	148	724
(+)	Depreciation and amortization	($)	92	94	91	91	368	1	1	1	1	4	—	—	1	3	4	—	—	—	—	—	93	95	93	95	376

(=)	EBITDA before items	($)	311	261	285	231	1,088	1	(1)	—	2	2	—	—	2	10	12	(1)	—	(1)	—	(2)	311	260	286	243	1,100
(/)	Sales	($)	1,269	1,261	1,246	1,177	4,953	217	190	197	177	781	—	—	17	54	71	—	—	—	—	—	1,486	1,451	1,460	1,408	5,805
(=)	EBITDA margin before items	(%)	25%	21%	23%	20%	22%	—	—	—	1%	—	—	—	12%	19%	17%	—	—	—	—	—	21%	18%	20%	17%	19%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	On September 1, 2011, the Company acquired 100% of the shares of Attends Healthcare, Inc.

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Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2012					2011
		Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Pulp and Paper Segment
Sales	($)	1,191	1,132	1,153	1,099	4,575	1,269	1,261	1,246	1,177	4,953
Intersegment sales - Pulp and Paper	($)	(52)	(43)	(42)	(40)	(177)	(63)	(48)	(43)	(39)	(193)
Operating income	($)	107	96	103	40	346	209	91	189	92	581
Depreciation and amortization	($)	93	88	90	90	361	92	94	91	91	368
Impairment and write-down of property, plant and equipment	($)	2	—	—	7	9	3	62	8	12	85

Papers
Papers Production	(‘000 ST)	870	832	788	831	3,321	899	890	875	871	3,535
Papers Shipments	(‘000 ST)	870	819	826	805	3,320	913	901	889	831	3,534
Communication Papers	(‘000 ST)	756	705	709	684	2,854	816	794	784	729	3,123
Specialty and Packaging	(‘000 ST)	114	114	117	121	466	97	107	105	102	411

Pulp
Pulp Shipments(a)	(‘000 ADMT)	389	368	415	385	1,557	375	361	358	403	1,497
Hardwood Kraft Pulp	(%)	15%	16%	20%	19%	18%	20%	19%	18%	19%	19%
Softwood Kraft Pulp	(%)	61%	57%	55%	56%	57%	55%	54%	57%	58%	57%
Fluff Pulp	(%)	24%	27%	25%	25%	25%	25%	27%	25%	23%	24%

Distribution Segment
Sales	($)	189	172	167	157	685	217	190	197	177	781
Operating income (loss)	($)	(1)	(2)	(5)	(8)	(16)	3	(2)	(1)	—	—
Depreciation and amortization	($)	1	2	—	1	4	1	1	1	1	4
Impairment and write-down of intangible assets	($)	—	—	—	5	5	—	—	—	—	—
Personal Care Segment
Sales	($)	70	107	111	111	399	—	—	17	54	71
Operating income	($)	8	12	12	13	45	—	—	—	7	7
Depreciation and amortization	($)	3	6	6	5	20	—	—	1	3	4

Average Exchange Rates	$US / $CAN	1.001	1.010	0.995	0.991	0.999	0.986	0.968	0.980	1.023	0.989
	$CAN / $US	0.999	0.990	1.006	1.009	1.001	1.014	1.034	1.021	0.977	1.011
	€EUR / $US	1.312	1.283	1.252	1.298	1.286	—	—	—	—	—

(a)	Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp Shipments represent the amount of pulp produced in excess of our internal requirement.

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.

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